EXHIBIT 10.20

INDEMNITY AGREEMENT

THIS AGREEMENT is made this       day of                       , 2005, between INVESTools Inc., a Delaware corporation (“Company”), and                                                  (“Indemnitee”).

WHEREAS, the Company and Indemnitee desire that Indemnitee continue to serve as a director and/or officer of the Company; and

WHEREAS, the Company desires and intends hereby to provide indemnification (including advancement of expenses) against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises hereinafter set forth, the reliance of the Indemnitee hereon in continuing to serve the Company in [his/her] present capacity and in undertaking to serve the Company in any additional capacity or capacities, the Company and the Indemnitee agree as follows:

1.                                       Continued Service.  Indemnitee will continue to serve, at the will of the Company and under separate contract, if such exists, as a director and/or an officer so long as [he/she] is duly elected and qualified in accordance with the Bylaws of the Company or until [he/she] tenders [his/her] resignation.

2.                                       Indemnification.  The Company shall indemnify Indemnitee as follows:

(a)                                  The Company shall indemnify and advance Expenses (as defined in Section 7(d)) to Indemnitee to the fullest extent, and only to the extent, permitted by applicable law in effect on the date of this Agreement or by any amendment thereof or other statutory provisions expressly permitting such indemnification which is adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law required or permitted the Company to provide prior to such amendment).  The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other paragraphs of this Section 2 or any other Sections of this Agreement.

(b)                                 The Company shall indemnify Indemnitee when [he/she] is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (other than a Proceeding by or in the right of the Company) by reason of [his/her] Corporate Status (as defined in Section 7(b)) against expenses, judgments, awards, penalties, fines and amounts paid in settlements actually and reasonably incurred by [him/her] or on [his/her] behalf in connection with such Proceeding or any claim, issue or matter therein if [he/she] acted in good faith and in a manner [he/she] reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding had no reasonable cause to believe [his/her] conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee (i) did not act in good faith and in a manner which [he/she] reasonably believed to be in or not opposed to the best interests of the Company, or (ii), with respect to any criminal Proceeding, had reasonable cause to believe that [his/her] conduct was unlawful.

(c)                                  The Company shall indemnify Indemnitee when [he/she] is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact of [his/her] Corporate Status against expenses actually and reasonably incurred by [him/her] or on [his/her] behalf in connection with such Proceeding if [he/she] acted in good faith and in a manner [he/she] reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(d)                                 Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of [his/her] Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, [he/she] shall be indemnified against all Expenses actually and reasonably incurred by [him/her] or on [his/her] behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by [him/her] or on [his/her] behalf in connection with each successfully resolved claim, issue or matter.  For the purposes of this paragraph (d) of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(e)                                  In the event the indemnity contained in paragraphs (b), (c) or (d) of this Section 2 is unavailable or insufficient to hold Indemnitee harmless in a Proceeding described therein, then in accordance with the non-exclusivity provisions of the Delaware General Corporation law and the Certificate and Bylaws, and separate from and in addition to, the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and the Indemnitee on the other in the acts, transactions or matters to which the Proceeding relates and other equitable considerations.

(f)                                    The termination of any Proceeding described in paragraphs (b), (c) or (d) of this Section 2, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption (i) that Indemnitee did not act in good faith and in a manner which [he/she] reasonably believed to be in or not opposed to the best interests of the Company or, (ii) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that [his/her] conduct was unlawful.

(g)                                 Any indemnification under paragraphs (b), (c), (d) or (e) of this Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with Section 3 hereof) that indemnification of Indemnitee is proper in the circumstances because [he/she] has met the applicable standard of conduct set forth in paragraphs (b), (c), (d) or (e) of this Section 2.  If there has not been a Change in Control (as defined in Section 7(a)), such determination shall be made (1) by a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, in a written opinion by Independent Legal Counsel (as defined in Section 7(f)) selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld), or (3) by the stockholders.  If there has been a Change in Control, such determination shall be made in a written opinion by Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Notwithstanding the foregoing, if with regard to paragraph (e) of this Section 2, any such determination is not permitted by law or if a quorum of Disinterested Directors so direct, such determination shall be made by the Chancery Court of the State of Delaware or the court in which the Proceeding giving rise to the claim for indemnification is brought.

(h)                                 Expenses incurred by Indemnitee in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding as authorized (in accordance with Section 4 hereof) by the board of directors in the specific case upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that [he/she] is not entitled to be indemnified by the Company under this Agreement or otherwise.

(i)                                     The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute, bylaw, insurance policy, agreement, judicial determination, vote of stockholders or disinterested directors or otherwise, both as to action in [his/her] Corporate Status and as to action in another capacity while holding a Corporate Status, and shall continue after Indemnitee has ceased to be a director, officer, employee or agent, shall continue for so long as Indemnitee shall be or could become subject to any possible Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement, and shall inure to the benefit of [his/her] heirs, executors and administrators.

(j)                                     The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if the Indemnitee did not remain married to him or her during the entire period of coverage) in any Proceeding, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a Proceeding solely by reason of his or her status as the Indemnitee’s spouse, including, without limitation, in any Proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his or her spouse (or former spouse). The Indemnitee’s spouse or former spouse also may be entitled to receive advancement of expenses to the same extent that the Indemnitee is entitled herein.  The Company may maintain insurance to cover its obligation hereunder with respect to the Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow funds for that purpose.  Any spouse or former spouse of the Indemnitee entitled to indemnification under this Section 2 is an intended third party beneficiary of this Agreement.

3.                                       Determination of Right to Indemnification.  For purposes of making the determination in a specific case under paragraph (g) of Section 2 hereof whether to make indemnification, the board of directors, Independent Legal Counsel, or stockholders, as the case may be (each, a “Reviewing Party”), shall make such determination in accordance with the following procedure:

(a)                                  To obtain indemnification under this Agreement, Indemnitee shall submit to the board of directors a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (“Indemnification Statement”) stating that [he/she] has met the applicable standard of conduct set forth in paragraphs (b), (c), (d) or (e) of Section 2 hereof.  The board of directors and Indemnitee shall then promptly establish and notify the appropriate Reviewing Party.

(b)                                 Submission of the Indemnification Statement to the board of directors shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement.  The Reviewing Party shall, as promptly as practicable, but in no event later than 60 days after submission of the Indemnification Statement, specifically determine that Indemnitee is so entitled, unless it or they shall possess sufficient evidence to rebut the presumption that Indemnitee has met the applicable standard of conduct set forth in paragraph (b), (c), (d) or (e) of Section 2 hereof, which evidence shall be disclosed to Indemnitee with particularity in a written statement signed by all persons who participated in the determination and voted to deny indemnification.

(c)                                  In the event that Independent Legal Counsel shall act as the Reviewing Party, the Independent Legal Counsel shall be selected as provided in this Section 3(c).  If there has not been a Change in Control, the Independent Legal Counsel shall be selected by the board of directors and approved by the Indemnitee (which approval shall not be unreasonably withheld).  If, however, there has been a Change in Control, the Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  In either case, the selecting party shall give prompt written notice advising the non-selecting party of the identity of the Independent Legal Counsel so selected.  The non-selecting party may, within 7 days after receipt of such written notice, deliver an objection to the selecting party.  Such an objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as set forth in Section 7 of this Agreement, and shall set forth with particularity the basis of such assertion.  If a written objection is properly made, the parties shall cooperate to select a mutually acceptable Independent Legal Counsel.  If, within 20 days after submission by Indemnitee of an Indemnification Statement, no Independent Legal Counsel shall have been selected, or if selected shall have been objected to and the parties have not agreed upon a mutually acceptable Independent Legal Counsel, in accordance with this Section 3(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Legal Counsel of a person selected by such court or by such other person as such court shall designate, and the person so appointed shall act as the Reviewing Party for purposes of under Section 3(b) of this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 3(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

4.                                       Authorization of Advancement of Expenses.  For purpose of determining whether to authorize advancement of Expenses in a specific case pursuant to paragraph (h) of Section 2 hereof, the board of directors shall make such determination in accordance with the following procedure:

(a)                                  Indemnitee may submit to the board of directors a request for advancement of expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (“Undertaking”), stating that (i) [he/she] has reasonably incurred or will reasonably incur actual expenses in defending a Proceeding, and (ii) [he/she] undertakes to repay such amount if it is ultimately determined that [he/she] is not entitled to be indemnified by the Company under this Agreement or otherwise;

(b)                                 Upon receipt of the Undertaking the board of directors shall within 14 days authorize immediate payment of the Expenses stated in the Undertaking.

5.                                       Notice and Defense of Claims.  The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding or matter as to which the Indemnitee notifies the Company of the commencement thereof:

(a)                                  The Company will be entitled to participate therein at its own expense.

(b)                                 Except as otherwise provided in this Section 5(b), to the extent it desires, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee.  After notice from the Company to the Indemnitee of the Company’s election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  The Indemnitee shall have the right to employ his or her own counsel in such Proceeding or matter, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding or matter, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding or matter brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in clause (ii) above.

(c)                                  The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or matter affected without its written consent.  The Company shall not settle any Proceeding or matter in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

(d)                                 The Indemnitee hereby agrees that in any Proceeding in which the Indemnitee and other past or present directors or officers of the Company (or its successor) who are entitled to indemnification from the Company are named defendants or respondents, the Indemnitee and such other past or present directors or officers shall collectively select one firm of attorneys in any jurisdiction to defend all such defendants and respondents in such Proceeding unless counsel for the Indemnitee concludes in a reasoned opinion that there are issues which may raise conflicts of interest between the Indemnitee and such other persons.

6.                                       Merger, Consolidation or Change in Control.  In the event that there is a Change in Control (as defined in Section 7(a)), Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as [he/she] would have with respect to the Company if its separate existence had continued or if there had been no Change in Control.

7.                                       Certain Definitions.  For purposes of this Agreement, the following definitions apply herein:

(a)                                  “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the Company’s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its subsidiaries; (ii) or a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or similar transaction occurs or is effectuated in which the Company is not the resulting or surviving entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated only upon receipt of all required regulatory approvals not including the lapse of any required waiting periods; or (iii) the Board determines in its sole discretion that a Change in Control has occurred.

(b)                                 “Corporate Status” describes the status of a person who is or was a director, officer, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (including civic, non-profit or charitable organizations, whether or not incorporated), which such person is or was serving at the request of the Company.

(c)                                  “Disinterested Director” means a director of the company who is not and was not at any time a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)                                 “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding.

(e)                                  “Fines” shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan.

(f)                                    “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)                                 “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

(h)                                 “serving at the request of the Company” shall include any service at the request or with the express or implied authorization of the Company, as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an enterprise, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner [he/she] reasonably believed to be in the interest of the participants and beneficiaries of such enterprise, [he/she] shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

8.                                       D&O Insurance.  The Company represents that it has purchased or currently maintains and will maintain (except as hereinafter provided) insurance protecting its officers and directors and certain other persons (including the Indemnitee) against certain losses and certain expenses, arising out of actual or threatened Proceedings to which such persons may be made or threatened to be made parties (“D&O Insurance”).  Although there can be no assurance as to the continuation or renewal of the D&O Insurance or that any such D&O Insurance will provide coverage for losses to which the Indemnitee may be exposed, the Company will use commercially reasonable efforts, taking into consideration availability of D&O Insurance in the marketplace, to continue D&O Insurance in effect at current levels for the duration of Indemnitee’s service and for six (6) years thereafter.

9.                                       Reliance by Indemnitee.  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director and/or an officer of the Company, and acknowledges that Indemnitee is relying up-on this Agreement in serving or continuing to serve in such capacity.

10.                                 Indemnification for Negligence.  TO THE EXTENT PERMITTED BY THEN APPLICABLE LAW AND SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, THE PARTIES HERETO RECOGNIZE AND ACKNOWLEDGE THAT THE INDEMNITEE MAY BE INDEMNIFIED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT IN PROCEEDINGS INVOLVING THE NEGLIGENCE OF THE INDEMNITEE.

11.                                 Enforcement.  The Company has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce the Indemnitee to act as a director and/or an officer, as the case may be, of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.  In the event the Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee’s reasonable attorneys’ fees and expenses in bringing and pursuing such action, and the Indemnitee shall be entitled by or to the advancement of expenses to the full extent contemplated by this Agreement in connection with such enforcement proceeding.  In the event that the Company shall breach any of its obligations to the Indemnitee hereunder, including the Company’s obligations with respect to the advancement of expenses under this Agreement, the parties hereto agree that the Indemnitee’s remedies available at law would not be adequate and that Indemnitee would be entitled to the remedies of specific performance and injunctive relief to enforce such obligations of the Company.

12.                                 Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected.

13.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict of law rules or principle that might refer to the laws of another state or country.

14.                                 Modification; Survival.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supercedes any prior agreement regarding the subject matter hereof.  This Agreement may be modified only by an instrument in writing signed by both parties hereto.  The provisions of this Agreement shall survive the termination of Indemnitee’s service as a director and/or an officer of the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and the Company has set its seal as of the date first above written.

Company:

INVESTools Inc.

(Corporate Seal)

	By:	/s/ LEE K BARBA
Lee K. Barba
Chairman & Chief Executive Officer

Indemnitee:

By:
Name:
Title:

EXHIBIT 1

STATEMENT OF REQUEST FOR INDEMNIFICATION

I,                                      , submit this Statement pursuant to the Indemnity Agreement (the “Agreement”) dated                                          , 2005, between INVESTools Inc., a Delaware corporation (“Company”), and the undersigned.

1.                                       I am requesting indemnification against Expenses (as defined in the Agreement) and, with respect to any action not by or in the right of the Company, judgments, fines, penalties and amounts paid in settlement, all of which have been actually and reasonably incurred by me in connection with a certain Proceeding (as defined in the Agreement) to which I am a party or am threatened to be made a party by reason of the fact of my Corporate Status (as defined in the Agreement).

2.                                       With respect to all matters related to any such Proceeding, I acted in good faith and in a manner I reasonably believed to be or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, I had no reason to believe that my conduct was unlawful.

3.                                       I am requesting indemnification against the following liabilities:                                                                                                                                                                                                                                       .

(Signature)

EXHIBIT 2

STATEMENT OF UNDERTAKING

I,                                      , submit this Statement pursuant to the Indemnity Agreement (the “Agreement”) dated                                          , 2005, between INVESTools Inc., a Delaware corporation (“Company”), and the undersigned.

1.                                       I am requesting advancement of certain actual Expenses (as defined in the Agreement) which I have reasonably incurred or will reasonably incur in defending a Proceeding.

2.                                       I hereby undertake to repay this advancement of Expenses if it is ultimately determined that I am not entitled to be indemnified by the Company.

3.                                       The expenses for which advancement is requested are as follows:                                                                                                                                                                                                                                       .

(Signature)